Exhibit 16.1

May 9, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated April 27, 2023 of Progressive Care, Inc. and are in agreement with the statements contained therein.

/s/ CohnReznick LLP